EXHIBIT 99.1

3D Systems to Drive Adoption of Additive Manufacturing in Production Environments with the Acquisition of Oqton

  Oqton’s unique cloud-based, AI-enabled Manufacturing Operating System accelerates deployment and automation of digital manufacturing in production environments to improve efficiencies and reduce cost
  Oqton will operate as independent organization and solution platform company, ensuring data security and confidentiality for customers
  3D Systems expands availability of 3DXpert®, 3D Sprint®, Geomagic®, and Additive Works’ Amphyon™ simulation software to entire additive industry
  The combination allows customers to accelerate adoption and productivity of additive manufacturing in existing production environments
  Companies to host a conference call and webcast tomorrow, September 9, 2021, at 8:00 a.m. Eastern Daylight Time

ROCK HILL, S.C. and GHENT, Belgium, Sept. 08, 2021 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) today is pleased to announce an agreement to acquire Oqton, a software company that is a leader in the creation of a new breed of intelligent, cloud-based Manufacturing Operating System (MOS) platform. This best-in-class platform is tailored for flexible production environments that increasingly utilize a range of advanced manufacturing and automation technologies, including additive manufacturing (AM) solutions, in their production workflows. The cloud-based solution leverages the Industrial Internet of Things (IIOT), artificial intelligence (AI), and machine learning technologies to deliver a new and powerful way for customers to automate their digital manufacturing workflows, scale their operations and enhance their competitive position. The use of these tools along with an agile platform will allow for rapid adoption of even the most challenging production workflows such as those for dentistry, healthcare, biotech, aerospace, and automotive.

“Customers across our industrial and healthcare segments are accelerating the adoption of additive manufacturing into production environments,” said Dr. Jeffrey Graves, president and CEO, 3D Systems. “They have increasingly identified the need for a manufacturing software platform that can easily and intelligently incorporate not only the printers themselves but all digital production systems and key enterprise software to optimize the entire workflow, from raw material to finished and inspected components. The system must be flexible enough to accommodate not only today’s manufacturing technologies but also be easily adaptable to future platform changes. The Oqton MOS fills this market need by seamlessly leveraging enterprise information and data in the customer's current ERP, MES, PLM, and CRM systems, as well as the full range of shop floor manufacturing operations and software. The use of APIs to create ease of linkage between these systems is a distinctive attribute of the Oqton MOS. This allows customers to use their choice of manufacturing and automation equipment on the shop floor to meet their unique factory needs. Oqton’s cloud-based MOS solution, with its embedded AI and machine learning capabilities, then optimizes and automates these manufacturing elements in a manner that is not available today. This solution lowers the barrier to adopt AM in a transformative way - through the integration of the solution AND the optimization of the production workflow."

Availability of the Oqton MOS addresses a critical industry need by optimizing customers’ use of 3D printing and other advanced manufacturing technologies, including robotic welding, machining, finishing, and inspection operations, in full production environments. To fill this need most effectively, Oqton will operate as an independent organization and solution platform within 3D Systems with data confidentiality and security protocols assured through third-party verification.

With the acquisition of Oqton and the commitment to continue its focus on transforming and optimizing digital manufacturing systems, 3D Systems will also expand availability to the entire additive manufacturing industry and customer base its most advanced software platforms - 3DXpert®, 3D Sprint®, its Geomagic® portfolio, and Additive Works’ Amphyon™ - as optional add-ons to the Oqton MOS platform. With 3D Systems’ continued investment in these market-leading additive manufacturing tools, the company is confident they can be instrumental in advancing the use of AM across all markets, to the benefit of all stakeholders in this rapidly evolving industry.

Commenting on this transaction, Dr. Ben Schrauwen, CEO and co-founder of Oqton, said, “We are excited about joining with 3D Systems and look forward to leveraging their knowledge, resources, and ability to continue to innovate and deliver solutions that help companies accelerate the adoption of additive manufacturing in production environments. At the same time, we bring our deep expertise in artificial intelligence, automation, robotics, and machine learning, which will help our customers and partners to scale and connect different manufacturing processes in a wide range of healthcare, bio-tech and industrial market verticals.”

Based on available data, it is estimated that spending in smart manufacturing is $1.5 billion today with an expected expansion to $6 billion by 2025. The purchase consideration for this transaction totaled $180 million, comprising cash and 3D Systems’ stock. With the addition of Oqton, 3D Systems expects the run rate revenue from software to exceed $100 million by the end of 2025. The transaction is expected to close in the fourth quarter of 2021 following required regulatory approvals.

3D Systems Acquisition of Oqton Conference Call Details
Executives from 3D Systems and Oqton will provide further details in a conference call Thursday, September 9, 2021, at 8:00 a.m. Eastern Daylight Time. Interested participants can join the call by dialing 201-689-8345 or joining the webcast via the Investor Relations page on the 3D Systems website.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements, including the ability of Oqton and 3D Systems to consummate the transaction as expected. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

About 3D Systems
More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

About Oqton
Founded in 2017, Oqton is a global SaaS company founded by experts in the field of manufacturing & AI that combine years of industry experience to deliver increased productivity. Factories of the future will be powered by humans and machines working seamlessly together. The Oqton MOS platform, launched in 2017, enables this and provides scalable, sustainable, and efficient manufacturing for any size of company. Our agnostic cloud-based manufacturing operating system automates the end-to-end workflow across & beyond the production floor. Specific vertical sectors can benefit greatly from Oqton, including: healthcare, industrial and additive manufacturing & robotic welding. Founded in San Francisco, Oqton is based in Ghent, Belgium, with over 90 global employees (two-thirds of which are dedicated to research and development) and offices in the U.S., China and Denmark. More information on the company is available at www.oqton.com, follow us on LinkedIn (Oqton).

3D Systems Corporation	Oqton
333 Three D Systems Circle	Sint-Jacobsnieuwstr 17
Rock Hill, SC 29730	9000 Ghent
www.3dsystems.com	Belgium
NYSE:DDD	www.oqton.com

Investor Contact: investor.relations@3dsystems.com	Media Contact: ellen.vandewoestijne@oqton.com
Media Contact: press@3dsystems.com